UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 24, 2014

Hydrogen Future Corporation

(Exact name of registrant as specified in its charter)

Nevada	333-138927	20-5277531
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

2525 Robinhood Street, Suite 1100
Houston, Texas 77005

(Address of Principal Executive Offices)

713-465-1001
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03   Material Modifications to Rights of Security Holders.

On October 10, 2014, the Board of Directors of Hydrogen Future Corporation (the “Company”), consistent with Nevada law,  approved a one-for-two hundred fifty (1:250) reverse split of the Company’s issued and outstanding shares of common stock (the “Reverse Split”), and a corresponding reduction in the number of authorized shares of common stock.

The Reverse Split was effected by the Company by filing a Certificate of Change (the “Certificate”) pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 with the Secretary of State of Nevada on October 10, 2014, which will become effective with the State of Nevada on October 27, 2014.  Under Nevada law, no amendment to the Company’s Articles of Incorporation is required in connection with the Reverse Split.  In addition, under Nevada law, because the Reverse Split was approved by the Board of Directors of the Company in accordance with NRS Section 78.207, no stockholder approval is required. NRS Section 78.207 provides that the Company may affect the Reverse Split without stockholder approval if (a) both the number of authorized shares of Common Stock and the number of outstanding shares of Common Stock are proportionally reduced as a result of the Reverse Split (b) the Reverse Split does not adversely affect any other class of stock of the Company and (c) the Company does not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Split.

Every 250 shares of common stock issued and outstanding will be combined, converted and changed into one share of common stock; provided, however, there will be no change in (i) the par value of any capital stock, (ii) the number of shares of authorized preferred stock, or (iii) the number of issued and outstanding shares of preferred stock.  No scrip or fractional shares will be issued by reason of the Reverse Split.  In lieu thereof, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of old shares not evenly divisible by the number of new shares for which each old share is to be exchanged, will be entitled to an additional share of common stock in lieu thereof.  A copy of the Certificate of Change to effect the Reverse Split is filed as Exhibit 4.1 to this report.

The Company has filed appropriate documents with FINRA to effect the Reverse Split.  The Reverse Split is expected to be effective with FINRA and in the marketplace on or about October 27, 2014 (the “Effective Date”). Once FINRA declares the Effective Date, the Company’s trading symbol will change to “HFCOD” for a period of 20 business days, at which time the “D” will be removed from the Company’s trading symbol, which will revert back to “HFCO”.  In connection with the Reverse Split, the Company’s  CUSIP number will change to 44887W303.

The Company’s transfer agent is:

Transfer Online, Inc.
512 SE Salmon Street
Portland, Oregon 97214
(503) 227-2950 phone
(503) 227-6874 fax

Item 9.01   Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

Exhibit 4.1	Certificate of Change of Hydrogen Future Corporation, dated October 10, 2014, effective October 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROGEN FUTURE CORPORATION
(Registrant)

Dated: October 24, 2014	By:	/s/ Frank Neukomm
	Name:	Frank Neukomm
	Title:	Chairman Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 4.1	Certificate of Change of Hydrogen Future Corporation, dated October 10, 2014, effective October 27, 2014